SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 9, 2006

CNB FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	000-13396	25-1450605
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification Number)

County National Bank

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(Address of principal executive offices)

Registrant’s telephone number, including area code: (814) 765-9621

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Press Release announcing:

William F. Falger, President and CEO of County National Bank, announces the opening of its new full service office in Warren, Pennsylvania.

Item 9.01. Financial Statements and Exhibits

Exhibit 99 News Release announcing the opening of Warren full service office.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNB Financial Corporation

Date: October 11, 2006	By: /s/ Joseph B. Bower, Jr.
Joseph B. Bower, Jr.
Secretary

Exhibit Index

Number	Description
Exhibit 99	News Release announcing the opening of Warren full service office

Exhibit 99

News Release

Contact: Helen G. Kolar
Marketing Department
814-765-9621
FOR IMMEDIATE RELEASE

COUNTY NATIONAL BANK – NEW BRANCH OFFICE NOW OPEN IN WARREN

Warren, Pennsylvania – October 9, 2006

William F. Falger, President and CEO of County National Bank, announces the opening of its new full service office in Warren, Pennsylvania. Located on the first floor of the new Liberty West Apartments at 301 Pennsylvania Avenue West, this office officially opened its doors on Wednesday, October 4, 2006.

The new branch includes two drive-up lanes, a drive-up ATM lane, four lobby teller windows, a private new accounts area, three offices, a night depository, safe deposit boxes and handicap accessible restrooms.

Since December 2003, County National Bank has operated a Loan Production Office, serving small business, commercial and personal loan customers in the community under the guidance of Chuck Shrader, Vice President of Community Office Manager; and Kristy Howard, Assistant Vice President of Commercial Banking.

“We are very pleased to be able to provide our customers the full line of financial services that County National Bank has to offer,” Mr. Falger went on to say, “This new downtown location in Warren will definitely give our customers the convenience that they have been looking for.”

To serve its customers at more convenient times the new Warren office will have lobby hours Monday thru Thursday, 9:00 am - 4:00 pm; Friday, 9:00 am- 6:00 pm; and Saturday, 9:00 am - 12 noon. The drive-thru will be open Monday thru Thursday, 9:00 am - 5:00 pm; Friday, 9:00 am - 6:00 pm and Saturday, 9:00 am - 12 noon.

A Grand Opening Celebration is planned for Saturday, October 14 through Saturday, October 21, 2006. More information on these events will be forthcoming.

Based on strong, traditional values, County National Bank is dedicated to being the premier financial services provider in the area, focused on the changing needs of people and business in our communities by providing the highest quality service.

County National Bank’s web site is www.bankcnb.com.